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                                                                    Exhibit 99.1
                                                                    ------------



                                LETTER OF INTENT

On this 29th day of June, 2001, the undersigned parties wish to express their joint intent as follows.

The Parties intend to enter into two further agreements, a Target Research and License Agreement and a Development Agreement, within the next two weeks (extendible by mutual agreement). Under the Development Agreement, the Parties
will jointly develop therapeutic antibody(ies).   The agreement may provide
either party the option to withdraw from the project at certain agreed time points. In that case, the other party may develop the antibody on its own or with a partner, and the Parties agree that, to the extent possible, all Curis or Micromet Patent Rights relevant to the Therapeutic Antibody will be licensed or sublicensed to the Party continuing development, to the extent necessary for such continued development.

It is further understood that the Curis Patents may include patent applications containing claims that specify linker structure but are not limited to single
chain peptides.   To the extent that such claims are pursued and issued, the parties intend to enter into a license agreement in which Micromet would grant a license back to Curis. The license will be a non-exclusive royalty-free world-wide, non-sublicenseable (except to Curis partners in commercialization of a non-SCP product) and it will be limited to non-SCP fields.

                                        MICROMET AG


                                        By: /s/ Christian Itin, Ph.D.
                                           --------------------------
                                        Name:  Christian Itin, Ph.D.
                                        Title: Vice President,
                                               Corporate Development


                                        CURIS, INC.


                                        By: /s/ Daniel Passeri
                                           -------------------------
                                        Name:  Daniel Passeri
                                        Title: Senior Vice President,
                                               Corporate Development